SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 18, 2012

VICTORY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564472
(State of Incorporation)	(Commission File Number)	(IRS Employer Number.)

3355 Bee Caves Road, Suite 608, Austin, TX		78746
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (512)-347-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes to registrant’s certifying accountant

On June 18, 2012, Victory Energy Corporation (the “Company”), through the Audit Committee of its Board of Directors and with the ratification of its Board of Directors, dismissed WilsonMorgan L.L.P. (“WilsonMorgan”) as the Company’s independent registered public accounting firm and engaged Weaver and Tidwell, L.L.P. (“Weaver”) as the Company’s independent registered accounting firm.

The reports of WilsonMorgan regarding the Company’s financial statements for fiscal years ended December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, scope or accounting principles. The reports of WilsonMorgan did, however, include a qualification with regard to uncertainty as to the Company’s ability to continue as a going concern. During the years ended 2011 and 2010, and for the period of January 1, 2012 through June 18, 2012, there were no disagreements with WilsonMorgan on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which would have caused it to make reference to such disagreements in the reports.

Prior to engaging Weaver, the Company did not consult with Weaver regarding the application of accounting principles to a material, specific completed or contemplated transaction or regarding the type of audit opinion that might be rendered by Weaver on the Company’s financial statements, and Weaver did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VICTORY ENERGY CORPORATION

Dated: June 18, 2012	By:	/s/ Kenneth Hill
President and
Chief Executive Officer